EXHIBIT 3.2

                                                        FILED 03 MAY 22 AM 11:57
                                                              SECRETARY OF STATE
                                                            TALLAHASSEE. FLORIDA


                            ARTICLES OF AMENDMENT TO
                               RTG VENTURES, INC.

                                   ARTICLE IV
                                     SHARES

         4.1 The capital stock of this corporation shall consist of 50,000,000 shares of common stock, no par value.

         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on May 21, 2003 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this May 21, 2003.


/s/ JOSEPH CAMILLO
------------------
Joseph Camillo, President

         The foregoing instrument was acknowledged before me on May 21, 2003 by Joseph Camillo, who is personally known to me.

                                                     /s/ KAREN MOTT
                                                     --------------
                                                     Notary Public

My commission expires:                               Karen Mott
                                                     My commission DD017217
                                                     Expires June 20, 2005